                                                                                    July 31, 1974

Henkel GmbH

D-4000 Dusseldorf

Postfach 1100

Federal Republic of Germany

Gentlemen:

In order to induce Henkel GmbH (“Henkel”, which includes all of its affiliates) to enter into an agreement of even date herewith with respect to certain marketing, research and development and related matters, the undersigned hereby agrees as follows effective as of September 1, 1974:

  We understand that Henkel wishes to make a substantial investment in our common stock by way of a purchase from existing stockholders.  We will cooperate in every reasonable way toward that end, on the understanding that it will attempt to acquire a minimum of 9% and that Henkel will not, without our prior written consent, acquire more than a total of 15% of our outstanding stock.

  We will immediately use our best efforts to have a person nominated by Henkel elected as a member of our Board of Directors and of such committees as are deemed appropriate by Henkel and ourselves.

  We will consult with Henkel and keep Henkel advised with respect to matters of significant corporate policy, and will not undertake any significant merger, acquisition, long-term financing or similar transaction, unless Henkel has been given a reasonable opportunity to comment thereon.  We will carefully consider Henkel’s comments, and will not undertake any such proposed course of action with which Henkel is in disagreement without first having discussed the matter with Henkel and attempted to convince Henkel of the merits of the proposed course of action.

  On at least two occasions at the request of Henkel, we will prepare and file, and use our best efforts to have made effective within six months from the receipt of such request, a registration statement on any available form under the U.S. Securities Act of 1933 covering any of our securities then owned by Henkel, at Henkel’s expense.  In addition, Henkel’s securities shall, at its request, be included in any other registration statement covering our securities, Henkel to pay only the incremental expenses resulting from such inclusion.  This Section 4 will not be operative if, in the opinion of our counsel with which Henkel’s counsel concurs, Henkel may dispose of its Clorox securities in the manner and to the person, persons or class of persons contemplated by it without registration under such Act.  In addition, we will use our best efforts to the end that Henkel may sell its Clorox securities pursuant to Rule 144 promulgated pursuant to such Act.

Very truly yours,

THE CLOROX COMPANY

By: /s/ R. B. Shetterly

President

The Clorox Company

The undersigned, duly authorized by the Executive Committee of Henkel GmbH, accepts the foregoing and agrees to be bound by its terms.

HENKEL GmbH

/s/ Dr. Konrad Henkel (Dr. Konrad Henkel)

/s/ Dr. Helmut Sihler

(Dr. Helmut Sihler)